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                                                Day
                                                Campbell
                                                & McGill
-------------------------------------------------------------------------------
Our File Number                                 LAWYERS
05015
                                                3070 Bristol
                                                Suite 650
                                                Costa Mesa, Claifornia 92626
                                                (714) 429-2900
                                                FAX # (714) 429-2901


September 25, 1997


Long Distance Direct Holdings, Inc.
1 Blue Hill Plaza
Pearl River, New York 10965

               Re:  Registration Statement on Form SB-2
                    (SEC Registration No. 333-31563)
                    -----------------------------------

Gentlemen:


        You have requested our opinion as counsel for Long Distance Direct Holdings, Inc., a Nevada corporation (the "Company"), as to the matters set forth below in connection with the registration under the Securities Act of 1933 on Form SB-2 (SEC Registration No. 333-31563) of 1,682,441 shares of the Company's Common Stock, $.001 par value (the "Shares"), including 152,950 Shares (the "Warrant Shares") issuable upon exercise of outstanding warrants (the "Warrants").


        We have examined the Company's Registration Statement on Form SB-2 (Registration No. 333-31563) filed with the Securities and Exchange Commission ("Commission") on July 18, 1997 (the "Registration Statement"), and Amendment Number 1 thereto dated September 25, 1997. We have also examined the Articles of Incorporation of the Company, as amended, the Bylaws and the minute books of the Company, and such other documents as we deemed pertinent as a basis for the opinion hereinafter expressed.

        Based on the foregoing, it is our opinion that:

        The Shares have been duly authorized and are, or in the case of the Warrant Shares, upon exercise of the Warrants and upon payment therefor, will be, legally and validly issued, fully paid and non-assessable.

        We consent to the inclusion of our name in the Registration Statement under the caption "Legal Matters" and the filing of this opinion as an exhibit to the Registration Statement.


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                                                                EXHIBIT 5.1


        This opinion is limited solely to the matter set forth herein and is delivered to you only with regard to, and is intended for use solely in connection with, the Registration Statement.


                                             Very truly yours,



                                             DAY CAMPBELL & McGILL

CRC:gir












                     LONG DISTANCE DIRECT HOLDINGS, INC.
                                  FORM SB-2
                                 EXHIBIT 5.1